EXHIBIT 16


                       [Deloitte & Touche LLP Letterhead]


September 30, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Penn Engineering & Manufacturing Corp. dated September 30, 1997.

Yours truly

Deloitte & Touche LLP